UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2007
Date of Report (Date of earliest event reported)

ROYALITE PETROLEUM COMPANY INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-26729	88-0427619
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

810 Peace Portal Drive, Suite 201
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 201-0400
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

______ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

______ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

______ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

______ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 1, 2007, Royal Petroleum Company Inc. (the “Company”) entered into a Letter Agreement (the “Letter Agreement”) with Central Utah Lease Acquisition, L.P., a Utah Limited Partnership (“CULA”), whereby CULA granted the Company an option to purchase 62.5% of CULA’s interest in an oil and gas project known as the Keystone Project. The Keystone Project is located in Sanpete and Juab Counties, Utah and consists of 66,700 net leasehold acres, with a combined net revenue interest of 80%. If the Company exercises the option, of which there is no assurance, the Company will have an opportunity to earn approximately 41,688 net leasehold acres. In consideration for this option, the Company has agreed to issue to CULA 200,000 shares of common stock. The shares will be issued pursuant to Rule 506 of Regulation D of the Securities Act of 1933 (the “Securities Act”). CULA has represented to the Company that it is an “accredited investor” as defined under Rule 501 of Regulation D. In order to exercise this option, the Company must provide CULA with a written notice of exercise on or before 5:00 pm Pacific Standard Time on November 21, 2007.

If the Company exercises its option, of which there is no assurance, the parties will enter into a formal agreement for the purchase of 62.5% of CULA’s interest in the Keystone Project with the following principal terms and conditions:

(a)	To purchase the interest in the Keystone Project, the Company will pay and issue the following consideration to CULA:

	(i)	$1,500,000 in cash on or before November 26, 2007 (the “Keystone Closing Date”);

(ii)

7,300,000 shares of the Company’s common stock on or before the Keystone Closing Date. The Company will grant CULA piggyback registration rights in respect of the shares issued. If the Company has not filed a registration statement to register the shares on or before May 1, 2008, the Company, at its own expense, will file a registration statement to register the shares;

	(iii)	$2,260,000 in cash on or before December 31, 2007;

	(iv)	$2,500,000 in cash on or before June 15, 2008;

	(v)	$2,500,000 in cash on or before December 15, 2008; and

	(vi)	$2,500,000 in cash on or before June 15, 2009.

(b)

The Company will also be required to drill two oil and/or gas wells within a specified area of the Keystone Project and to carry CULA as a 25% working interest owner through the completion or plugging of those wells (the “Carried Wells”). The Company will be required to commence drilling on the first Carried Well on or before the two year anniversary of the Keystone Closing Date and on the second Carried Well no later than the three year anniversary of the Keystone Closing Date. The Carried Wells must penetrate the top of the Navajo formation or 12,000 feet, whichever is shallower. CULA will assign 62.5% of its interest in the Carried Wells on the Keystone Closing Date or upon the Company’ request after the Keystone Closing Date. CULA will assign 62.5% of its interest in the remaining areas of the Keystone Project within five days notice that the second Carried Well has reached the required depth and is either completed as a producing well or is plugged and abandoned.

Upon exercise of the option, the Company and CULA will also enter into an operating agreement to further develop the Keystone Project. Under the terms of the proposed operating agreement, the Company will be the operator and CULA will be a non-operator of the Keystone Project. In addition, the parties will use their best efforts to finalize the proposed operating agreement within two weeks of October 1, 2007. A condition of the proposed operating agreement is that Clayton Williams Energy Inc. (“CWEI”) must agree to be a party to the operating agreement. CWEI owns an undivided 50% working interest in an area covering approximately 30,000 gross acres located on the southern portion of the Keystone Project. In the event that CWEI is unwilling or unable to enter into the operating agreement on or before the Keystone Closing Date and both the Company and CULA are prepared to close the transaction, then the parties agree that the terms of the Letter Agreement shall be extended until CWEI’s signature has obtained

In order to exercise the option on the Keystone Project, the Company will be required to obtain substantial financing. The Company does not currently have any financing arrangements in place and there are no assurances that the Company will be able to arrange sufficient financing to enable it to exercise the option on the Keystone Project.

ITEM 7.01	REGULATION FD DISCLOSURE

On October 2, 2007, Royalite Petroleum Company Inc. (the “Company”) signed an Amended Letter of Intent (the “Letter of Intent”) with Twilight Resources, LLC (“Twilight”) setting out the proposed terms under which the Company will acquire an undivided 50% of Twilight’s leasehold interest in a project known as the Green River Prospect. The Green River Prospect is located in Grand and Emery Counties, Utah and consists of approximately 6,216 net leasehold acres, with a combined net revenue interest of 80%. The terms of the Letter of Intent are non-binding and will expire unless a formal agreement is reach by 5:00 pm Pacific Standard Time on November 20, 2007.

Under the proposed terms for the acquisition, to acquire its proposed interest in the Green River Prospect, the Company will be required to do the following:

(a)	pay $6,216,000 in cash to Twilight on or before December 1, 2007 (the “Green River Closing Date”).

(b)

drill two oil and/or gas wells and carry Twilight as a 50% working interest owner through the completion or plugging of those wells (the “Carried Wells”). Twilight will assign to the Company a 50% interest in the Carried Wells upon the Company’s request on or after the Green River Closing Date. The Company will be required to commence drilling on the Carried Wells on or before the two year anniversary of the Green River Closing Date. The Carried Wells must penetrate the top of the Mississippian formation or 11,000 feet, whichever is shallower. Twilight will assign a 50% interest in the remaining areas of the Green River Prospect within 5 days notice that the second Carried Well has reached the required depth and has either been completed as a producing well or is plugged and abandoned.

(c)

enter into an operating agreement with Twilight to further develop the Green River Prospect. Under the proposed terms of the operating agreement, the Company will be the operator and Twilight will be a non-operator of the Green River Prospect. The parties will use their best efforts to finalize the proposed operating agreement within two weeks of the date of the formal agreement.

Execution of a binding agreement will be subject to the Company having issued 200,000 shares to Central Utah Lease Acquisition, L.P. (“CULA”) under the terms of its letter agreement with CULA whereby the Company was granted an option to an oil and gas project known as the Keystone Project, and the Company having exercised its option on the Keystone Project.

The above is subject to the conclusion of formal agreements. There is no assurance that formal agreements will be concluded or that the terms will not change from those described above.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Letter Agreement dated October 1, 2007 between Central Utah Lease Acquisition, L.P. and the Company.

99.1	Press release dated October 4, 2007 regarding the Keystone Project.

99.2	Press release dated October 11, 2007 regarding the Green River Prospect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALITE PETROLEUM COMPANY INC.

Date: October 11, 2007
	By:	/s/ Michael L. Cass

MICHAEL L. CASS
Director, Chief Executive Officer and
President